EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement of Eaton Vance Variable Trust (1933 Act File No. 333-44010) of my opinion dated April 28, 2016, which was filed as Exhibit (i) to Post-Effective Amendment No. 39.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

April 29, 2019

Boston, Massachusetts